As filed with the Securities and Exchange Commission on June 27, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          GIGA INFORMATION GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                 06-1422860
  (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                              ONE LONGWATER CIRCLE
                          NORWELL, MASSACHUSETTS 02061
                                 (781) 982-9500
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                          GIGA INFORMATION GROUP, INC.
                            1999 SHARE INCENTIVE PLAN
                              (Full Title of Plan)

                                ROBERT K. WEILER
                      CHAIRMAN OF THE BOARD, PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                          GIGA INFORMATION GROUP, INC.
                                 139 MAIN STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 949-4900

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)
                                   Copies to:

                             GERALD S. BACKMAN, P.C.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of Each Class of Securities to be      Amount to be         Proposed Maximum       Proposed Maximum          Amount of
               Registered                     Registered(1)       Offering Price Per     Aggregate Offering      Registration Fee
                                                                       Share(2)               Price(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share         2,000,000                $6.78               $13,560,000            $3,579.84
===================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities
Act of 1933.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933.
===================================================================================================================================

NY2:\913589\01\JKXH01!.DOC\47954.0001

                                EXPLANATORY NOTE



                  This Registration Statement registers 2,000,000 additional shares of common stock of Giga Information Group, Inc. (the "Company"), par value $0.001 per share, for issuance pursuant to Benefits as defined in and granted under the Company's 1999 Share Incentive Plan, as amended. The contents of an earlier Registration Statement on Form S-8 in respect of the Company's 1999 Share Incentive Plan, as filed with the Securities and Exchange Commission on June 9, 1999, Registration No. 333-80331, are hereby incorporated by reference.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, State of Massachusetts, on this 27th day of June, 2000.

                                       GIGA INFORMATION GROUP, INC.


                                       By:   /s/ Robert K. Weiler
                                          ------------------------
                                       Name:  Robert K. Weiler
                                       Title: Chairman of the Board, President
                                              and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert K. Weiler and Daniel M. Clarke acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

  Signature                                               Title                                   Date
  ---------                                               -----                                   ----
  /s/Robert K. Weiler                      Chairman of the Board of Directors,               June 27, 2000
  -------------------                      President and
  Robert K. Weiler                         Chief Executive Officer
                                           (Principal Executive Officer)

  Signature                                               Title                                   Date
  ---------                                               -----                                   ----
  /s/ Daniel M. Clarke                     Senior Vice President,                            June 27, 2000
  --------------------                     Chief Financial Officer,
  Daniel M. Clarke                         Treasurer and Secretary
                                           (Principal Financial and
                                           Accounting Officer)

  /s/ A.G.W. Biddle, III                   Director                                          June 27, 2000
  ----------------------
  A.G.W. Biddle, III

  /s/ Neill H. Brownstein                  Director                                          June 27, 2000
  -----------------------
  Neill H. Brownstein

  /s/ Richard L. Crandall                  Director                                          June 27, 2000
  -----------------------
  Richard L. Crandall

  /s/ Gideon L. Gartner                     Director                                         June 27, 2000
  ---------------------
  Gideon I. Gartner

  /s/ David L. Gilmour                     Director                                          June 27, 2000
  --------------------
  David L. Gilmour

  /s/ Bernard Goldstein                     Director                                         June 27, 2000
  ---------------------
  Bernard Goldstein

  /s/ John B. Landry                       Director                                          June 27, 2000
  ------------------
  John B. Landry

                                  EXHIBIT INDEX

EXHIBIT NO.                    DESCRIPTION                          PAGE NO.
-----------                    -----------                          --------

4(a)  -  Amended and Restated Certificate of Incorporation filed with the
         Secretary of State of the State of Delaware on August 4, 1998 (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

4(b) - Amended & Restated By-Laws adopted on July 19, 1998 and effective as of August 4, 1998 (incorporated by reference to Exhibit 3.6 of Amendment No. 1 to the Company's Registration Statement on Form S-1 (No. 333-52899), dated as of July 7, 1998).

4(c) - Giga Information Group, Inc. 1999 Share Incentive Plan (incorporated by reference to Annex A to the Company's Proxy Statement for its 1999 Annual Meeting of Stockholders).

4(d)  -  Amendment No. l to Giga Information Group, Inc. 1999 Share Incentive
         Plan

5     -  Opinion of Weil, Gotshal & Manges LLP.

23(a) -  Consent of PricewaterhouseCoopers LLP.

23(b) -  Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24    -  Power of Attorney (included as part of the signature page to this
         Registration Statement and incorporated herein by reference).